Exhibit 99.1
PepsiCo Reports Third-Quarter 2026 Results
Third-Quarter and Year-to-Date Results1
•Net revenue increased 5.6% and 6.7%, respectively
•Organic revenue2 increased 3.1% and 2.7%, respectively
•Earnings per share (EPS) increased 17% and 47%, respectively
•Core2 EPS increased 2% and 5%, respectively
•Core constant currency2 EPS increased 1.5% and 2%, respectively
Guidance
•Company updates fiscal 2026 financial guidance2
PURCHASE, N.Y. - October 8, 2026 - PepsiCo, Inc. (NASDAQ: PEP) today reported results for third-quarter 2026.
“Our third-quarter results featured strong net revenue growth, an acceleration in organic revenue growth with organic volume growth across both global beverages and convenient foods. The results reflect the scale and resilience of the international business, the ongoing evolution of the global portfolio and an improved presence in underpenetrated channels and occasions,” said Chairman and CEO Ramon Laguarta.
Laguarta continued, “Looking ahead, we remain focused on building upon the strength of the International business while acting with urgency to sustainably improve our performance in North America through more investments in innovation, effective brand building, and sharper marketplace execution by channel. Additional structural cost reduction actions are being identified and will be implemented in the coming months to help fund investments that aim to accelerate organic revenue growth and mitigate the impacts of rising input cost inflation.”

	Third-Quarter			Year-to-Date
($ in millions, except EPS)	Q3 2026	Q3 2025	Change	Q3 2026	Q3 2025	Change
Net revenue	$25,274	$23,937	5.6%	$68,898	$64,582	6.7%
Organic revenue performance			3.1%			2.7%

Operating profit	$4,260	$3,569	19%	$11,496	$7,941	45%
Operating margin	16.9%	14.9%	195 bps	16.7%	12.3%	440 bps
Core operating profit	$4,277	$4,137	3%	$11,394	$10,837	5%
Core operating margin	16.9%	17.3%	(35) bps	16.5%	16.8%	(25) bps

EPS	$2.23	$1.90	17%	$6.10	$4.15	47%
Core EPS	$2.34	$2.29	2%	$6.15	$5.88	5%
Core constant currency EPS			1.5%			2%
1 Versus the prior year.
2 Please refer to the reconciliation of generally accepted accounting principles (GAAP) and non-GAAP information in the attached exhibits and to the Glossary for the definitions of non-GAAP financial measures, including “Organic revenue performance,” “Core” and “Constant currency,” and to “Guidance and Outlook” for additional information regarding PepsiCo’s full-year 2026 financial guidance. PepsiCo provides guidance on a non-GAAP basis as we cannot predict certain elements which are included in reported GAAP results, including the impact of foreign exchange and commodity mark-to-market net impacts. Please refer to PepsiCo’s Quarterly Report on Form 10-Q for the 12 and 36 weeks ended September 5, 2026 (Q3 2026 Form 10-Q) filed with the Securities and Exchange Commission (SEC) for additional information regarding PepsiCo’s financial results.

Third-Quarter Results Discussion
•Net revenue increased 5.6% due to 3.1% organic revenue growth, a 1.7-percentage-point net benefit from acquisitions and divestitures and a 0.7-percentage-point benefit from foreign exchange translation. Organic revenue growth reflects the benefits associated with effective net pricing and a contribution from organic volume growth.
◦In North America, convenient foods net revenue trends improved sequentially, reflecting savory snacks volume growth and volume market share improvement, offset by lower effective net pricing. The beverages business delivered 5 percent net revenue growth, primarily reflecting the benefits of acquisitions made in 2025.
◦The international businesses performed well with each segment delivering strong net revenue growth - aided by organic volume growth within Asia Pacific Foods, International Beverages Franchise and Latin America Foods.

•Operating profit increased 19% and operating margin expanded 195 basis points, primarily reflecting a favorable net impact of acquisition and divestiture-related charges/credits and a favorable impact of net mark-to-market gains on commodity derivatives. Core operating profit increased 3%, with core operating margin contracting 35 basis points. The core operating profit performance reflects productivity savings, effective net pricing and a 4-percentage-point favorable impact of tariff refunds. These impacts were partially offset by certain operating cost increases and higher advertising and marketing expenses.
•EPS increased 17% and core EPS increased 2%, primarily driven by operating profit growth.
Year-to-Date Results Discussion
•Net revenue increased 6.7% due to 2.7% organic revenue growth, a 2.0-percentage-point benefit from foreign exchange translation and a 2.0-percentage-point net benefit from acquisitions and divestitures. Organic revenue growth reflects the benefits associated with effective net pricing and a contribution from organic volume growth.
◦In North America convenient foods, organic volume and volume market share increased aided by innovation and affordability initiatives. Convenient foods net revenue reflects organic volume growth and the benefits of an acquisition, offset by lower effective net pricing. The beverages business delivered 7 percent net revenue growth, primarily reflecting the benefits of acquisitions made in 2025 with organic revenue growth increasing 1 percent.
◦The international businesses performed well with each segment delivering strong net revenue growth - aided by organic volume growth within Asia Pacific Foods, International Beverages Franchise and EMEA.
•Operating profit increased 45% and operating margin expanded 440 basis points, primarily reflecting prior-year impairment charges related to the Rockstar and Be & Cheery brands and a favorable net impact of acquisition and divestiture-related charges/credits. Core operating profit increased 5%, with core operating margin contracting 25 basis points. The core operating profit performance was primarily driven by productivity savings and effective net pricing, partially offset by certain operating cost increases.
•EPS increased 47% and core EPS increased 5%, primarily driven by operating profit growth.

Summary Third-Quarter 2026 Performance

	Revenue				Volume(a)
	GAAP Reported % Change	Percentage Point Impact		Organic % Change	% Change
		Foreign Exchange Translation	Acquisitions and Divestitures		Convenient Foods	Beverages
PepsiCo Foods North America (PFNA)	—	—	—	—	—
PepsiCo Beverages North America (PBNA)	5	—	(6)	—		(2)
International Beverages Franchise (IB Franchise)	8	(1)	—	7		5
Europe, Middle East and Africa (EMEA)	8	1	—	9	(1)	4
Latin America Foods (LatAm Foods)	14	(8)	—	6	3
Asia Pacific Foods	10	(1)	—	9	11
Total	6	(1)	(2)	3	1	3

	Operating Profit and EPS
	GAAP Reported % Change	Percentage Point Impact		Core Constant Currency % Change
		Items Affecting Comparability	Foreign Exchange Translation
PFNA	(13)	1	—	(12)
PBNA	45	(41)	—	4
IB Franchise	29	(19)	(1.5)	9
EMEA	25	(8)	2	19
LatAm Foods	47	(27)	(9)	10
Asia Pacific Foods	15	(1)	(2)	12
Corporate unallocated expenses	(10)	15	—	5
Total	19	(16)	(1)	2.5

EPS	17	(15)	(1)	1.5
(a)Excludes the impact of acquisitions and divestitures. In certain instances, the volume change shown here differs from the impact of organic volume change on net revenue performance disclosed in the Organic Revenue Performance table on page A-7, due to the impacts of product mix, nonconsolidated joint venture volume, and, for our franchise beverage businesses, temporary timing differences between bottler case sales (BCS) and concentrate shipments and equivalents (CSE). We report net revenue from our franchise beverage businesses based on CSE. The volume sold by our nonconsolidated joint ventures has no direct impact on our net revenue.
Note: Amounts may not sum due to rounding.
Organic revenue and core constant currency results are non-GAAP financial measures. Please refer to the reconciliation of GAAP and non-GAAP information in the attached exhibits and to the Glossary for definitions of “Organic revenue performance,” “Core” and “Constant currency.”

Summary Year-to-Date 2026 Performance

	Revenue				Volume(a)
	GAAP Reported % Change	Percentage Point Impact		Organic % Change	% Change
		Foreign Exchange Translation	Acquisitions and Divestitures		Convenient Foods	Beverages
PFNA	—	—	—	—	1
PBNA	7	—	(6)	1		(3)
IB Franchise	10	(2)	—	8		4
EMEA	11	(3)	—	7	3	2
LatAm Foods	15	(11)	—	4.5	—
Asia Pacific Foods	11	(3)	—	9	10
Total	7	(2)	(2)	3	3	2

	Operating Profit and EPS
	GAAP Reported % Change	Percentage Point Impact		Core Constant Currency % Change
		Items Affecting Comparability	Foreign Exchange Translation
PFNA	(8)	—	—	(8)
PBNA	416	(413)	—	3
IB Franchise	22	(7)	(2)	13
EMEA	47	(29)	(2)	17
LatAm Foods	28	(10)	(12)	6
Asia Pacific Foods	62	(32)	(4)	25
Corporate unallocated expenses	(13)	16	—	3
Total	45	(40)	(2)	3

EPS	47	(42)	(2.5)	2
(a)Excludes the impact of acquisitions and divestitures. In certain instances, the volume change shown here differs from the impact of organic volume change on net revenue performance disclosed in the Organic Revenue Performance table on page A-7, due to the impacts of product mix, nonconsolidated joint venture volume, and, for our franchise beverage businesses, temporary timing differences between BCS and CSE. We report net revenue from our franchise beverage businesses based on CSE. The volume sold by our nonconsolidated joint ventures has no direct impact on our net revenue.

Note: Amounts may not sum due to rounding.
Organic revenue and core constant currency results are non-GAAP financial measures. Please refer to the reconciliation of GAAP and non-GAAP information in the attached exhibits and to the Glossary for definitions of “Organic revenue performance,” “Core” and “Constant currency.”

Guidance and Outlook
The Company provides guidance on a non-GAAP basis as we cannot predict certain elements which are included in reported GAAP results, including the impact of foreign exchange translation and commodity mark-to-market net impacts. PepsiCo’s current and previous fiscal 2026 outlook is summarized below.
Fiscal 2026 Guidance (changes are bolded & italicized below)

	Current	Previous
Organic Revenue	Approximately +3%	+2% to +4%
Foreign Exchange Translation (a)	Approximately +1.5% to net revenue and core EPS growth	Approximately +1% to net revenue and core EPS growth
Acquisitions, net of Divestitures (b)	Approximately +1.5% to net revenue growth	Approximately +1% to net revenue growth
Net Revenue	Approximately +6%	+4% to +6%
Core Annual Effective Tax Rate (c)	Approximately 21%	Approximately 22%
Core Constant Currency EPS	+1% to +2%	Low-end of +4% to +6%
Core EPS	+2.5% to +3.5%	Low-end of +5% to +7%
Capital Spending	Below 5% of net revenue	Below 5% of net revenue
Free Cash Flow Conversion Ratio	At least 80 percent	At least 80 percent
Cash Returns to Shareholders (d)	$8.9 billion	$8.9 billion
(a)Assumptions are based on current foreign exchange rates, as we are unable to predict the impact of exchange translation rates.
(b)Refers to acquisitions, net of divestitures, that occurred in 2025.
(c)Includes the anticipated impact of global minimum tax regulations.
(d)Comprised of dividends of $7.9 billion and share repurchases of $1.0 billion.
Prepared Management Remarks and Live Question and Answer Webcast
At approximately 6:00 a.m. (Eastern time) on October 8, 2026, the Company will post prepared management remarks (in pdf format) regarding its third quarter results and business update, including its outlook for 2026, at https://www.pepsico.com/investors. At 8:15 a.m. (Eastern time) on October 8, 2026, the Company will host a live question and answer session with investors and financial analysts. Further details will be accessible on the Company’s website at https://www.pepsico.com/investors.

Contacts:	Investor Relations	Communications
	investor@pepsico.com	pepsicomediarelations@pepsico.com

PepsiCo, Inc. and Subsidiaries
Condensed Consolidated Statement of Income
(in millions, except per share amounts, unaudited)

	12 Weeks Ended		36 Weeks Ended
	9/5/2026	9/6/2025	9/5/2026	9/6/2025
Net Revenue	$25,274	$23,937	$68,898	$64,582
Cost of sales	11,520	11,113	31,302	29,343
Gross profit	13,754	12,824	37,596	35,239
Selling, general and administrative expenses	9,494	9,122	26,100	25,305
Impairment of intangible assets (a)	—	133	—	1,993
Operating Profit	4,260	3,569	11,496	7,941
Other pension and retiree medical benefits (expense)/income	(114)	26	3	91
Net interest expense and other	(242)	(264)	(773)	(788)
Income before income taxes	3,904	3,331	10,726	7,244
Provision for income taxes	834	713	2,314	1,504
Net income	3,070	2,618	8,412	5,740
Less: Net income attributable to noncontrolling interests	22	15	56	40
Net Income Attributable to PepsiCo	$3,048	$2,603	$8,356	$5,700

Diluted
Net income attributable to PepsiCo per common share	$2.23	$1.90	$6.10	$4.15
Weighted-average common shares outstanding	1,367	1,372	1,369	1,373
(a)For the 12 and 36 weeks ended September 6, 2025, we recognized charges primarily related to the impairment of our Rockstar brand.

PepsiCo, Inc. and Subsidiaries
Condensed Consolidated Statement of Cash Flows
(in millions, unaudited)

	36 Weeks Ended
	9/5/2026	9/6/2025
Operating Activities
Net income	$8,412	$5,740
Depreciation and amortization	2,531	2,315
Impairment and other charges	—	1,960
Operating lease right-of-use asset amortization	531	489
Share-based compensation expense	240	207
Restructuring and impairment charges	367	567
Cash payments for restructuring charges	(373)	(554)
Acquisition and divestiture-related charges/credits	(254)	308
Cash payments for acquisition and divestiture-related charges	(24)	(80)
Pension and retiree medical plan expenses	227	164
Pension and retiree medical plan contributions	(355)	(400)
Deferred income taxes and other tax charges/credits	663	30
Tax payments related to the Tax Cuts and Jobs Act	(965)	(772)
Change in assets and liabilities:
Accounts and notes receivable	(2,124)	(1,747)
Inventories	(588)	(449)
Prepaid expenses and other current assets	27	(223)
Accounts payable and other current liabilities	(358)	(1,647)
Income taxes payable	415	6
Other, net	(422)	(446)
Net Cash Provided by Operating Activities	7,950	5,468

Investing Activities
Capital spending	(2,182)	(2,499)
Sales of property, plant and equipment	89	272
Acquisitions, net of cash acquired, investments in noncontrolled affiliates and purchases of intangible and other assets	(148)	(3,176)
Short-term investments, by original maturity:
More than three months - purchases	(105)	(190)
More than three months - maturities	17	425
More than three months - sales	14	—
Three months or less, net	(5)	43
Other investing, net	(27)	(112)
Net Cash Used for Investing Activities	(2,347)	(5,237)

(Continued on following page)

PepsiCo, Inc. and Subsidiaries
Condensed Consolidated Statement of Cash Flows (continued)
(in millions, unaudited)

	36 Weeks Ended
	9/5/2026	9/6/2025
Financing Activities
Proceeds from issuances of long-term debt	$2,978	$8,179
Payments of long-term debt	(2,328)	(3,245)
Short-term borrowings, by original maturity:
More than three months - proceeds	4,562	5,528
More than three months - payments	(3,817)	(5,417)
Three months or less, net	1,365	445
Cash dividends paid	(5,935)	(5,692)
Share repurchases	(739)	(752)
Proceeds from exercises of stock options	107	76
Withholding tax payments on restricted stock units and performance stock units converted	(96)	(112)
Other financing	(1)	(18)
Net Cash Used for Financing Activities	(3,904)	(1,008)
Effect of exchange rate changes on cash and cash equivalents and restricted cash	(175)	395
Net Increase/(Decrease) in Cash and Cash Equivalents and Restricted Cash	1,524	(382)
Cash and Cash Equivalents and Restricted Cash, Beginning of Year	9,204	8,553
Cash and Cash Equivalents and Restricted Cash, End of Period	$10,728	$8,171

Supplemental Non-Cash Activity
Right-of-use assets obtained in exchange for lease obligations	$625	$542
Investment obtained for certain assets	$—	$554

PepsiCo, Inc. and Subsidiaries
Condensed Consolidated Balance Sheet
(in millions, except per share amounts)

	(unaudited)
	9/5/2026	12/27/2025
ASSETS
Current Assets
Cash and cash equivalents	$10,675	$9,159
Short-term investments	488	371
Accounts and notes receivable, net	13,623	11,506
Inventories:
Raw materials and packaging	2,792	2,581
Work-in-process	175	143
Finished goods	3,467	3,121
	6,434	5,845
Prepaid expenses and other current assets	1,339	1,068
Total Current Assets	32,559	27,949
Property, Plant and Equipment, net	29,731	29,905
Amortizable Intangible Assets, net	1,165	1,219
Goodwill	18,884	18,916
Other Indefinite-Lived Intangible Assets	13,977	13,847
Investments in Noncontrolled Affiliates	2,215	2,038
Deferred Income Taxes	4,328	4,541
Other Assets	9,117	8,984
Total Assets	$111,976	$107,399

LIABILITIES AND EQUITY
Current Liabilities
Short-term debt obligations	$9,223	$6,861
Accounts payable and other current liabilities	25,306	25,903
Total Current Liabilities	34,529	32,764
Long-Term Debt Obligations	42,658	42,321
Deferred Income Taxes	4,107	3,802
Other Liabilities	8,195	7,965
Total Liabilities	89,489	86,852
Commitments and contingencies
PepsiCo Common Shareholders’ Equity
Common stock, par value 1 2/3¢ per share (authorized 3,600 shares; issued, net of repurchased common stock at par value: 1,364 and 1,367 shares, respectively)	23	23
Capital in excess of par value	4,522	4,451
Retained earnings	75,140	72,788
Accumulated other comprehensive loss	(14,987)	(15,024)
Repurchased common stock, in excess of par value (503 and 500 shares, respectively)	(42,406)	(41,832)
Total PepsiCo Common Shareholders’ Equity	22,292	20,406
Noncontrolling interests	195	141
Total Equity	22,487	20,547
Total Liabilities and Equity	$111,976	$107,399

Non-GAAP Measures
In discussing financial results and guidance, the Company refers to the following measures which are not in accordance with U.S. Generally Accepted Accounting Principles (GAAP): organic revenue performance, core results, core constant currency results, free cash flow and free cash flow conversion. We use non-GAAP financial measures internally to make operating and strategic decisions, including the preparation of our annual operating plan, evaluation of our overall business performance and as a factor in determining compensation for certain employees. We believe presenting non-GAAP financial measures provides additional information to facilitate comparison of our historical operating results and trends in our underlying operating results and provides additional transparency on how we evaluate our business. We also believe presenting these measures allows investors to view our performance using the same measures that we use in evaluating our financial and business performance and trends.
We consider quantitative and qualitative factors in assessing whether to adjust for the impact of items that may be significant or that could affect an understanding of our ongoing financial and business performance or trends. Examples of items for which we may make adjustments include: amounts related to mark-to-market gains or losses (non-cash); charges related to restructuring plans; charges and credits associated with acquisitions and divestitures; gains associated with divestitures; asset impairment charges (non-cash); product recall-related impact; pension and retiree medical-related amounts, including all settlement and curtailment gains and losses; charges or adjustments related to the enactment of new laws, rules or regulations, such as tax law changes; amounts related to the resolution of tax positions; tax benefits related to reorganizations of our operations; and debt redemptions, cash tender or exchange offers. See below for a description of adjustments to our GAAP financial measures included herein.
Non-GAAP information should be considered as supplemental in nature and is not meant to be considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP. In addition, our non-GAAP financial measures may not be the same as or comparable to similar non-GAAP measures presented by other companies.
Glossary
We use the following definitions when referring to our non-GAAP financial measures:
Acquisitions and divestitures: mergers and acquisitions activity, as well as divestitures and other structural changes, including changes in ownership or control in consolidated subsidiaries and nonconsolidated equity investees.
Bottler case sales (BCS): Measure of physical beverage volume shipped to retailers and independent distributors from both PepsiCo and our independent bottlers.
Concentrate shipments and equivalents (CSE): Measure of our physical beverage volume shipments to independent bottlers.
Constant currency: Financial results assuming constant foreign currency exchange rates used for translation based on the rates in effect for the comparable prior-year period. In order to compute our constant currency results, we multiply or divide, as appropriate, our current-year U.S. dollar results by the current-year average foreign exchange rates and then multiply or divide, as appropriate, those amounts by the prior-year average foreign exchange rates. We also apply the constant currency calculation for our subsidiaries operating in highly inflationary economies.
Core: Core results are non-GAAP financial measures which exclude certain items from our financial results. For further information regarding these excluded items, refer to “Items Affecting Comparability” in “Item 2 – Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Q3 2026 Form 10-Q and in “Item 7 – Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our annual report on Form 10-K for the fiscal year ended December 27, 2025. For the periods presented, core results exclude the following items:
Mark-to-market net impact
Mark-to-market net gains and losses on commodity derivatives in corporate unallocated expenses. These gains and losses are subsequently reflected in segment results when the segments recognize the cost of the underlying commodity in operating profit.
Restructuring and impairment charges
Expenses related to the multi-year productivity plan publicly announced in 2019, which was expanded and extended through the end of 2030 to take advantage of additional opportunities within the initiatives of the plan.
Acquisition and divestiture-related charges/credits
Acquisition and divestiture-related charges/credits include merger and integration charges, transaction expenses, such as consulting, advisory and other professional fees, as well as fair value adjustments to contingent consideration and to the acquired inventory included in the acquisition-date balance sheets. Merger and integration charges include distribution agreement termination fees, impairment of certain acquisition-related intangibles, employee-related costs, closing costs and other integration costs.

Impairment and other charges
We recognized impairment charges primarily as a result of our quantitative assessments of certain of our indefinite-lived intangible assets, related to the Rockstar and Be & Cheery brands.
Indirect and income tax impact
We recognized additional expenses related to an indirect and income tax audit settlement in our LatAm Foods segment.
Pension and retiree medical-related impact
Pension and retiree medical-related impact includes settlement charges related to lump sum distributions exceeding the total of annual service and interest costs, as well as net curtailment losses.
Effective net pricing: Reflects the year-over-year impact of discrete pricing actions, sales incentive activities and mix resulting from selling varying products in different package sizes and in different countries.
Free cash flow: Net cash from operating activities less capital spending, plus sales of property, plant and equipment. Since net capital spending (capital spending less cash proceeds from sales of property, plant and equipment) is essential to our product innovation initiatives and maintaining our operational capabilities, we believe that it is a recurring and necessary use of cash. As such, we believe investors should also consider net capital spending when evaluating our cash from operating activities. Free cash flow is used by us primarily for acquisitions and financing activities, including debt repayments, dividends and share repurchases. Free cash flow is not a measure of cash available for discretionary expenditures since we have certain non-discretionary obligations such as debt service that are not deducted from the measure.
Free cash flow conversion ratio: Free cash flow divided by core net income attributable to PepsiCo.
Organic revenue performance: A measure that adjusts for the impacts of foreign exchange translation (on a constant currency basis, as defined above), acquisitions and divestitures, and every five or six years, the impact of an additional week of results. We also apply the constant currency calculation for our subsidiaries operating in highly inflationary economies. We believe organic revenue performance provides useful information in evaluating the results of our business because it adjusts for items that we believe are not indicative of ongoing performance or that we believe impact comparability with the prior year.
2026 guidance
Our 2026 organic revenue performance guidance adjusts for the impacts of foreign exchange translation (on a constant currency basis, as defined above) and acquisitions and divestitures. Our 2026 core effective tax rate guidance, our 2026 core constant currency EPS growth guidance and our projected 2026 core net income attributable to PepsiCo (a component of free cash flow conversion ratio) exclude the mark-to-market net impact included in corporate unallocated expenses, restructuring and impairment charges and other items noted above. Our 2026 core constant currency EPS growth guidance also excludes the impact of foreign exchange translation. We are unable to reconcile our full year projected 2026 organic revenue growth to our full year projected 2026 reported net revenue growth because we are unable to predict the 2026 impact of foreign exchange due to the unpredictability of future changes in foreign exchange rates and because we are unable to predict the occurrence or impact of any acquisitions and divestitures. We are also not able to reconcile our full year projected 2026 core effective tax rate to our full year projected 2026 reported effective tax rate, our full year projected 2026 core constant currency EPS growth to our full year projected 2026 reported EPS growth and our full year projected 2026 core net income attributable to PepsiCo (a component of free cash flow conversion ratio) to our full year projected 2026 reported net income, because we are unable to predict the 2026 impact of foreign exchange or the mark-to-market net impact on commodity derivatives due to the unpredictability of future changes in foreign exchange rates and commodity prices. Therefore, we are unable to provide a reconciliation of these measures, without unreasonable effort.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information
Organic Revenue Performance
12 and 36 Weeks Ended September 5, 2026
(dollars in millions, unaudited)

	12 Weeks Ended 9/5/2026
	PFNA	PBNA	IB Franchise	EMEA	LatAm Foods	Asia Pacific Foods	Total
Reported Net Revenue, GAAP measure	$6,504	$7,706	$1,401	$5,413	$3,021	$1,229	$25,274
Impact of foreign exchange translation (a)	10	11	(14)	42	(214)	(13)	(178)
Impact of acquisitions and structural changes	—	(428)	—	—	—	—	(428)
Organic Revenue, non-GAAP measure (b)	$6,514	$7,289	$1,387	$5,455	$2,807	$1,216	$24,668

Prior Year Reported Net Revenue, GAAP measure	$6,526	$7,327	$1,291	$5,022	$2,656	$1,115	$23,937
Impact of divestitures	—	(15)	—	—	—	—	(15)
Prior Year Organic Revenue, non-GAAP measure (b)	$6,526	$7,312	$1,291	$5,022	$2,656	$1,115	$23,922

Reported Net Revenue % Change, GAAP measure	—	5	8	8	14	10	6
Impact of foreign exchange translation	—	—	(1)	1	(8)	(1)	(1)
Impact of acquisitions and divestitures	—	(6)	—	—	—	—	(2)
Organic Revenue % Change, non-GAAP measure (c)	—	—	7	9	6	9	3

Impact on % Change of:
Organic volume change (d)	0.5	(3)	5.5	1	2.5	11	0.5
Effective net pricing	(1)	3	2	7	3	(2)	3

	36 Weeks Ended 9/5/2026
	PFNA	PBNA	IB Franchise	EMEA	LatAm Foods	Asia Pacific Foods	Total
Reported Net Revenue, GAAP measure	$19,204	$21,340	$3,748	$13,219	$7,895	$3,492	$68,898
Impact of foreign exchange translation (a)	(13)	(11)	(71)	(390)	(721)	(83)	(1,289)
Impact of acquisitions and structural changes	(54)	(1,245)	—	—	—	—	(1,299)
Organic Revenue, non-GAAP measure (b)	$19,137	$20,084	$3,677	$12,829	$7,174	$3,409	$66,310

Prior Year Reported Net Revenue, GAAP measure	$19,215	$19,999	$3,418	$11,946	$6,865	$3,139	$64,582
Impact of divestitures	—	(37)	—	—	—	—	(37)
Prior Year Organic Revenue, non-GAAP measure (b)	$19,215	$19,962	$3,418	$11,946	$6,865	$3,139	$64,545

Reported Net Revenue % Change, GAAP measure	—	7	10	11	15	11	7
Impact of foreign exchange translation	—	—	(2)	(3)	(11)	(3)	(2)
Impact of acquisitions and divestitures	—	(6)	—	—	—	—	(2)
Organic Revenue % Change, non-GAAP measure (c)	—	1	8	7	4.5	9	3

Impact on % Change of:
Organic volume change (d)	1	(3)	4	3	—	10	0.5
Effective net pricing	(1)	4	4	4	4	(2)	2
(a)Represents the adjustment needed to reflect translation of revenue using prior-year period foreign currency exchange rates.
(b)Represents underlying amount, not in accordance with GAAP, used in the calculation of Organic Revenue Performance, which is a financial measure that is not in accordance with GAAP. See pages A-5 through A-6 for further discussion.
(c)A financial measure that is not in accordance with GAAP. See pages A-5 through A-6 for further discussion.
(d)Excludes the impact of acquisitions and divestitures. In certain instances, the impact of organic volume change on net revenue performance differs from the unit volume change disclosed in the Summary Third-Quarter 2026 Performance table and Summary Year-to-Date 2026 Performance table on pages 3 and 4 respectively, due to the impacts of product mix, nonconsolidated joint venture volume, and, for our franchise beverage businesses, temporary timing differences between BCS and CSE. We report net revenue from our franchise beverage businesses based on CSE. The volume sold by our nonconsolidated joint ventures has no direct impact on our net revenue.

Note – Amounts may not sum due to rounding.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (continued)
Certain Line Items by Segment
12 Weeks Ended September 5, 2026
(dollars in millions, unaudited)

	PFNA	PBNA	IB Franchise	EMEA	LatAm Foods	Asia Pacific Foods	Corporate Unallocated Expenses	Total
Reported Cost of Sales, GAAP measure	$2,578	$3,540	$409	$3,044	$1,233	$731	$(15)	$11,520
Mark-to-market net impact	—	—	—	—	—	—	15	15
Restructuring and impairment charges	(2)	(5)	—	(3)	1	—	—	(9)
Core Cost of Sales, non-GAAP measure (a)	$2,576	$3,535	$409	$3,041	$1,234	$731	$—	$11,526
									Gross Margin
Reported Gross Profit, GAAP measure	$3,926	$4,166	$992	$2,369	$1,788	$498	$15	$13,754	54.4%
Mark-to-market net impact	—	—	—	—	—	—	(15)	(15)	(0.1)
Restructuring and impairment charges	2	5	—	3	(1)	—	—	9	—
Core Gross Profit, non-GAAP measure (a)	$3,928	$4,171	$992	$2,372	$1,787	$498	$—	$13,748	54.4%

Reported Selling, General and Administrative Expenses, GAAP measure	$2,593	$3,110	$430	$1,472	$1,164	$324	$401	$9,494
Mark-to-market net impact	—	—	—	—	—	—	64	64
Restructuring and impairment charges	(46)	(48)	(2)	(40)	(3)	(5)	(39)	(183)
Acquisition and divestiture-related charges/credits	(1)	97	—	—	—	—	—	96
Core Selling, General and Administrative Expenses, non-GAAP measure (a)	$2,546	$3,159	$428	$1,432	$1,161	$319	$426	$9,471
									Operating Margin
Reported Operating Profit, GAAP measure	$1,333	$1,056	$562	$897	$624	$174	$(386)	$4,260	16.9%
Mark-to-market net impact	—	—	—	—	—	—	(79)	(79)	(0.3)
Restructuring and impairment charges	48	53	2	43	2	5	39	192	0.8
Acquisition and divestiture-related charges/credits	1	(97)	—	—	—	—	—	(96)	(0.4)
Core Operating Profit, non-GAAP measure (a)	1,382	1,012	564	940	626	179	(426)	4,277	16.9%
Impact of foreign exchange translation (b)	2	3	(8)	18	(49)	(4)	—	(38)
Core Constant Currency Operating Profit, non-GAAP measure (a)	$1,384	$1,015	$556	$958	$577	$175	$(426)	$4,239

Reported Operating Profit % Change, GAAP measure	(13)	45	29	25	47	15	(10)	19
Core Operating Profit % Change, non-GAAP measure (a)	(12)	4	10	16	20	14	5	3
Core Constant Currency Operating Profit % Change, non-GAAP measure (a)	(12)	4	9	19	10	12	5	2.5
(a)A financial measure that is not in accordance with GAAP. See pages A-5 through A-6 for further discussion.
(b)Represents the adjustment needed to reflect translation of operating profit using prior-year period foreign currency exchange rates.

Note – Amounts may not sum due to rounding.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (continued)
Certain Line Items by Segment (continued)
12 Weeks Ended September 6, 2025
(dollars in millions, unaudited)

	PFNA	PBNA	IB Franchise	EMEA	LatAm Foods	Asia Pacific Foods	Corporate Unallocated Expenses	Total
Reported Cost of Sales, GAAP measure	$2,567	$3,452	$405	$2,871	$1,134	$666	$18	$11,113
Mark-to-market net impact	—	—	—	—	—	—	(18)	(18)
Restructuring and impairment charges	(10)	1	—	(7)	—	—	—	(16)
Acquisition and divestiture-related charges/credits	—	(46)	—	—	—	—	—	(46)
Core Cost of Sales, non-GAAP measure (a)	$2,557	$3,407	$405	$2,864	$1,134	$666	$—	$11,033
									Gross Margin
Reported Gross Profit, GAAP measure	$3,959	$3,875	$886	$2,151	$1,522	$449	$(18)	$12,824	53.6%
Mark-to-market net impact	—	—	—	—	—	—	18	18	0.1
Restructuring and impairment charges	10	(1)	—	7	—	—	—	16	0.1
Acquisition and divestiture-related charges/credits	—	46	—	—	—	—	—	46	0.2
Core Gross Profit, non-GAAP measure (a)	$3,969	$3,920	$886	$2,158	$1,522	$449	$—	$12,904	53.9%

Reported Selling, General and Administrative Expenses, GAAP measure	$2,423	$3,086	$377	$1,431	$1,098	$298	$409	$9,122
Mark-to-market net impact	—	—	—	—	—	—	(5)	(5)
Restructuring and impairment charges	(22)	(20)	(2)	(62)	(17)	(5)	2	(126)
Acquisition and divestiture-related charges/credits	(2)	(123)	—	—	—	—	—	(125)
Impairment and other charges	—	2	—	(19)	—	—	—	(17)
Indirect and income tax impact	—	—	—	—	(82)	—	—	(82)
Core Selling, General and Administrative Expenses, non-GAAP measure (a)	$2,399	$2,945	$375	$1,350	$999	$293	$406	$8,767

Reported Impairment of Intangible Assets, GAAP measure	$—	$60	$73	$—	$—	$—	$—	$133
Acquisition and divestiture-related charges/credits	—	(50)	—	—	—	—	—	(50)
Impairment and other charges	—	(10)	(73)	—	—	—	—	(83)
Core Impairment of Intangible Assets, non-GAAP measure (a)	$—	$—	$—	$—	$—	$—	$—	$—
									Operating Margin
Reported Operating Profit, GAAP measure	$1,536	$729	$436	$720	$424	$151	$(427)	$3,569	14.9%
Mark-to-market net impact	—	—	—	—	—	—	23	23	0.1
Restructuring and impairment charges	32	19	2	69	17	5	(2)	142	0.6
Acquisition and divestiture-related charges/credits	2	219	—	—	—	—	—	221	0.9
Impairment and other charges	—	8	73	19	—	—	—	100	0.4
Indirect and income tax impact	—	—	—	—	82	—	—	82	0.3
Core Operating Profit, non-GAAP measure (a)	$1,570	$975	$511	$808	$523	$156	$(406)	$4,137	17.3%
(a)A financial measure that is not in accordance with GAAP. See pages A-5 through A-6 for further discussion.

Note – Amounts may not sum due to rounding.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (continued)
Certain Line Items by Segment (continued)
36 Weeks Ended September 5, 2026
(dollars in millions, unaudited)

	PFNA	PBNA	IB Franchise	EMEA	LatAm Foods	Asia Pacific Foods	Corporate Unallocated Expenses	Total
Reported Cost of Sales, GAAP measure	$7,485	$9,951	$1,080	$7,565	$3,185	$2,078	$(42)	$31,302
Mark-to-market net impact	—	—	—	—	—	—	42	42
Restructuring and impairment charges	(19)	(4)	—	(12)	8	—	—	(27)
Core Cost of Sales, non-GAAP measure (a)	$7,466	$9,947	$1,080	$7,553	$3,193	$2,078	$—	$31,317
									Gross Margin
Reported Gross Profit, GAAP measure	$11,719	$11,389	$2,668	$5,654	$4,710	$1,414	$42	$37,596	54.6%
Mark-to-market net impact	—	—	—	—	—	—	(42)	(42)	(0.1)
Restructuring and impairment charges	19	4	—	12	(8)	—	—	27	—
Core Gross Profit, non-GAAP measure (a)	$11,738	$11,393	$2,668	$5,666	$4,702	$1,414	$—	$37,581	54.5%

Reported Selling, General and Administrative Expenses, GAAP measure	$7,615	$8,544	$1,148	$3,728	$3,042	$896	$1,127	$26,100
Mark-to-market net impact	—	—	—	—	—	—	179	179
Restructuring and impairment charges	(130)	(51)	(10)	(70)	(17)	(13)	(55)	(346)
Acquisition and divestiture-related charges/credits	(3)	257	—	—	—	—	—	254
Core Selling, General and Administrative Expenses, non-GAAP measure (a)	$7,482	$8,750	$1,138	$3,658	$3,025	$883	$1,251	$26,187
									Operating Margin
Reported Operating Profit, GAAP measure	$4,104	$2,845	$1,520	$1,926	$1,668	$518	$(1,085)	$11,496	16.7%
Mark-to-market net impact	—	—	—	—	—	—	(221)	(221)	(0.3)
Restructuring and impairment charges	149	55	10	82	9	13	55	373	0.5
Acquisition and divestiture-related charges/credits	3	(257)	—	—	—	—	—	(254)	(0.4)
Core Operating Profit, non-GAAP measure (a)	4,256	2,643	1,530	2,008	1,677	531	(1,251)	11,394	16.5%
Impact of foreign exchange translation (b)	(3)	—	(30)	(29)	(175)	(16)	—	(253)
Core Constant Currency Operating Profit, non-GAAP measure (a)	$4,253	$2,643	$1,500	$1,979	$1,502	$515	$(1,251)	$11,141

Reported Operating Profit % Change, GAAP measure	(8)	416	22	47	28	62	(13)	45
Core Operating Profit % Change, non-GAAP measure (a)	(8)	3	15	18	18	29	3	5
Core Constant Currency Operating Profit % Change, non-GAAP measure (a)	(8)	3	13	17	6	25	3	3
(a)A financial measure that is not in accordance with GAAP. See pages A-5 through A-6 for further discussion.
(b)Represents the adjustment needed to reflect translation of operating profit using prior-year period foreign currency exchange rates.
Note – Amounts may not sum due to rounding.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (continued)
Certain Line Items by Segment (continued)
36 Weeks Ended September 6, 2025
(dollars in millions, unaudited)

	PFNA	PBNA	IB Franchise	EMEA	LatAm Foods	Asia Pacific Foods	Corporate Unallocated Expenses	Total
Reported Cost of Sales, GAAP measure	$7,478	$9,108	$1,017	$6,920	$2,906	$1,905	$9	$29,343
Mark-to-market net impact	—	—	—	—	—	—	(9)	(9)
Restructuring and impairment charges	(102)	(6)	—	(11)	—	—	—	(119)
Acquisition and divestiture-related charges/credits	—	(46)	—	—	—	—	—	(46)
Core Cost of Sales, non-GAAP measure (a)	$7,376	$9,056	$1,017	$6,909	$2,906	$1,905	$—	$29,169
									Gross Margin
Reported Gross Profit, GAAP measure	$11,737	$10,891	$2,401	$5,026	$3,959	$1,234	$(9)	$35,239	54.6%
Mark-to-market net impact	—	—	—	—	—	—	9	9	—
Restructuring and impairment charges	102	6	—	11	—	—	—	119	0.2
Acquisition and divestiture-related charges/credits	—	46	—	—	—	—	—	46	0.1
Core Gross Profit, non-GAAP measure (a)	$11,839	$10,943	$2,401	$5,037	$3,959	$1,234	$—	$35,413	54.8%

Reported Selling, General and Administrative Expenses, GAAP measure	$7,274	$8,752	$1,080	$3,465	$2,658	$833	$1,243	$25,305
Mark-to-market net impact	—	—	—	—	—	—	17	17
Restructuring and impairment charges	(45)	(186)	(7)	(107)	(36)	(9)	(45)	(435)
Acquisition and divestiture-related charges/credits	(23)	(189)	—	—	—	—	—	(212)
Impairment and other charges	—	2	—	(19)	—	—	—	(17)
Indirect and income tax impact	—	—	—	—	(82)	—	—	(82)
Core Selling, General and Administrative Expenses, non-GAAP measure (a)	$7,206	$8,379	$1,073	$3,339	$2,540	$824	$1,215	$24,576

Reported Impairment of Intangible Assets, GAAP measure	$—	$1,589	$73	$251	$—	$80	$—	$1,993
Acquisition and divestiture-related charges/credits	—	(50)	—	—	—	—	—	(50)
Impairment and other charges	—	(1,539)	(73)	(251)	—	(80)	—	(1,943)
Core Impairment of Intangible Assets, non-GAAP measure (a)	$—	$—	$—	$—	$—	$—	$—	$—
									Operating Margin
Reported Operating Profit, GAAP measure	$4,463	$550	$1,248	$1,310	$1,301	$321	$(1,252)	$7,941	12.3%
Mark-to-market net impact	—	—	—	—	—	—	(8)	(8)	—
Restructuring and impairment charges	147	192	7	118	36	9	45	554	0.9
Acquisition and divestiture-related charges/credits	23	285	—	—	—	—	—	308	0.5
Impairment and other charges	—	1,537	73	270	—	80	—	1,960	3.0
Indirect and income tax impact	—	—	—	—	82	—	—	82	0.1
Core Operating Profit, non-GAAP measure (a)	$4,633	$2,564	$1,328	$1,698	$1,419	$410	$(1,215)	$10,837	16.8%
(a)A financial measure that is not in accordance with GAAP. See pages A-5 through A-6 for further discussion.

Note – Amounts may not sum due to rounding.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (continued)
Certain Line Items
12 Weeks Ended September 5, 2026 and September 6, 2025
(dollars in millions, except per share amounts, unaudited)

	12 Weeks Ended 9/5/2026
	Other pension and retiree medical benefits (expense)/ income	Provision for income taxes(a)	Net income attributable to PepsiCo	Net income attributable to PepsiCo per common share - diluted	Effective tax rate(b)
Reported, GAAP measure	$(114)	$834	$3,048	$2.23	21.4%
Items Affecting Comparability
Mark-to-market net impact	—	(19)	(60)	(0.04)	(0.1)
Restructuring and impairment charges	(7)	36	149	0.11	(0.1)
Acquisition and divestiture-related charges/credits	—	(23)	(73)	(0.05)	(0.1)
Pension and retiree medical-related impact	179	40	139	0.10	—
Core, non-GAAP measure (c)	$58	$868	$3,203	$2.34	21.2%

	12 Weeks Ended 9/6/2025
	Other pension and retiree medical benefits income	Provision for income taxes(a)	Net income attributable to PepsiCo	Net income attributable to PepsiCo per common share - diluted	Effective tax rate(b)
Reported, GAAP measure	$26	$713	$2,603	$1.90	21.4%
Items Affecting Comparability
Mark-to-market net impact	—	6	17	0.01	—
Restructuring and impairment charges	(1)	25	116	0.08	(0.1)
Acquisition and divestiture-related charges/credits	—	52	169	0.12	0.3
Impairment and other charges	—	8	92	0.07	(0.4)
Indirect and income tax impact (d)	—	(47)	129	0.09	(1.9)
Pension and retiree medical-related impact	13	2	11	0.01	—
Core, non-GAAP measure (c)	$38	$759	$3,137	$2.29	19.4%
(a)Provision for income taxes is the expected tax charge/benefit on the underlying item based on the tax laws and income tax rates applicable to the underlying item in its corresponding tax jurisdiction.
(b)The impact of items affecting comparability on our effective tax rate represents the difference in the effective tax rate resulting from a higher or lower tax rate as applicable to the items affecting comparability.
(c)A financial measure that is not in accordance with GAAP. See pages A-5 through A-6 for further discussion.
(d)Provision for income taxes reflects the unfavorable impact of an income tax audit settlement in our LatAm Foods segment.

Note – Amounts may not sum due to rounding.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (continued)
Certain Line Items (continued)
36 Weeks Ended September 5, 2026 and September 6, 2025
(dollars in millions, except per share amounts, unaudited)

	36 Weeks Ended 9/5/2026
	Other pension and retiree medical benefits income	Provision for income taxes(a)	Net income attributable to PepsiCo	Net income attributable to PepsiCo per common share - diluted	Effective tax rate(b)
Reported, GAAP measure	$3	$2,314	$8,356	$6.10	21.6%
Items Affecting Comparability
Mark-to-market net impact	—	(53)	(168)	(0.12)	(0.1)
Restructuring and impairment charges	(6)	77	290	0.21	—
Acquisition and divestiture-related charges/credits	—	(60)	(194)	(0.14)	(0.1)
Pension and retiree medical-related impact	179	40	139	0.10	—
Core, non-GAAP measure (c)	$176	$2,318	$8,423	$6.15	21.5%

	36 Weeks Ended 9/6/2025
	Other pension and retiree medical benefits income	Provision for income taxes(a)	Net income attributable to PepsiCo	Net income attributable to PepsiCo per common share - diluted	Effective tax rate(b)
Reported, GAAP measure	$91	$1,504	$5,700	$4.15	20.8%
Items Affecting Comparability
Mark-to-market net impact	—	(2)	(6)	—	—
Restructuring and impairment charges	13	100	467	0.34	(0.2)
Acquisition and divestiture-related charges/credits	—	72	236	0.17	0.1
Impairment and other charges	—	421	1,539	1.12	0.4
Indirect and income tax impact (d)	—	(47)	129	0.09	(0.9)
Pension and retiree medical-related impact	12	2	10	0.01	—
Core, non-GAAP measure (c)	$116	$2,050	$8,075	$5.88	20.2%
(a)Provision for income taxes is the expected tax charge/benefit on the underlying item based on the tax laws and income tax rates applicable to the underlying item in its corresponding tax jurisdiction.
(b)The impact of items affecting comparability on our effective tax rate represents the difference in the effective tax rate resulting from a higher or lower tax rate as applicable to the items affecting comparability.
(c)A financial measure that is not in accordance with GAAP. See pages A-5 through A-6 for further discussion.
(d)Provision for income taxes reflects the unfavorable impact of an income tax audit settlement in our LatAm Foods segment.

Note – Amounts may not sum due to rounding.

Cautionary Statement
Statements in this communication that are “forward-looking statements,” including our 2026 guidance and outlook are based on currently available information, operating plans and projections about future events and trends. Terminology such as “aim,” “anticipate,” “believe,” “drive,” “estimate,” “expect,” “expressed confidence,” “forecast,” “future,” “goal,” “guidance,” “intend,” “may,” “objective,” “outlook,” “plan,” “position,” “potential,” “project,” “seek,” “should,” “strategy,” “target,” “will” or similar statements or variations of such words and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such terms. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from those predicted in such forward-looking statements. Such risks and uncertainties include, but are not limited to: future demand for PepsiCo’s products; damage to PepsiCo’s reputation or brand image; product recalls or other issues or concerns with respect to product quality and safety; PepsiCo’s ability to compete effectively; PepsiCo’s ability to attract, develop and maintain a highly skilled workforce or effectively manage changes in our workforce; water scarcity; changes in the retail landscape or in sales to any key customer; disruption of PepsiCo’s manufacturing operations or supply chain, including increased commodity, packaging, transportation, labor and other input costs; political, social or geopolitical conditions in the markets where PepsiCo’s products are made, manufactured, distributed or sold; PepsiCo’s ability to grow its business in developing and emerging markets; changes in economic conditions in the countries in which PepsiCo operates; changes in tariffs and global trade relations; future cyber incidents and other disruptions to our information systems; failure to successfully complete or manage strategic transactions; PepsiCo’s reliance on third-party service providers and enterprise-wide systems; climate change or measures to address climate change and other sustainability matters; strikes or work stoppages; failure to realize benefits from PepsiCo’s productivity initiatives or organizational restructurings; deterioration in estimates and underlying assumptions regarding future performance of our business or investments that can result in impairment charges; fluctuations or other changes in exchange rates; any downgrade or potential downgrade of PepsiCo’s credit ratings; imposition or proposed imposition of new or increased taxes aimed at PepsiCo’s products; imposition of limitations on the marketing or sale of PepsiCo’s products; changes in laws and regulations related to the use or disposal of plastics or other packaging materials; failure to comply with personal data protection and privacy laws; increase in income tax rates, changes in income tax laws or disagreements with tax authorities; failure to adequately protect PepsiCo’s intellectual property rights or infringement on intellectual property rights of others; failure to comply with applicable laws and regulations; and potential liabilities and costs from litigation, claims, legal or regulatory proceedings, inquiries or investigations.
For additional information on these and other factors that could cause PepsiCo’s actual results to materially differ from those set forth herein, please see PepsiCo’s filings with the SEC, including its most recent annual report on Form 10-K and subsequent reports on Forms 10-Q and 8-K. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. We undertake no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.